BRADLEY PHARMACEUTICALS, INC.
                          CONDENSED CONSOLIDATED
                              BALANCE SHEET
                              June 30, 1999
                               (UNAUDITED)

               ASSETS

Current assets
--------------
Cash and cash equivalents                        $       780,714
Accounts receivable - net                              3,240,754
Finished goods inventory                               1,346,455
Prepaid samples and materials                          1,107,869
Prepaid expenses and other                                55,800
                                                     -----------
       Total current assets                            6,531,592

Property and equipment - net                             297,864
Intangibles - net                                     13,262,039
Other assets                                             270,837
                                                     -----------
       Total Assets                              $    20,362,332
                                                     ===========

               LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities
-------------------
Current maturities of long-term debt             $     1,166,809
Revolving credit line                                    683,794
Accounts payable                                       1,898,187
Accrued expenses                                       2,133,991
Accrued income taxes                                     268,960
                                                     -----------
       Total current liabilities                       6,151,741

Long-term debt, less current maturities                  227,906

Commitments & contingencies

Stockholders' equity
--------------------
Preferred stock, $.01 par value;
 authorized, 2,000,000 shares; issued, none                 -
Common stock, $.01 par value, authorized
 26,400,000; issued 8,198,883 shares at
 June 30, 1999                                        14,757,851
Common, Class B, $.01 par value, authorized
 900,000 shares, issued and outstanding,
 431,552 shares at June 30, 1999                         845,448
Treasury stock, at cost (725,457 shares at
 June 30, 1999)                                       (1,094,673)
Accumulated deficit                                     (525,941)
                                                     -----------
                                                      13,982,685
                                                     -----------
Total Liabilities & Stockholders' Equity          $   20,362,332
                                                     ===========



          See Notes to Condensed Consolidated Financial Statements

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